Exhibit 10.4

AMENDMENT
TO
DANVERSBANK

DEFERRED COMPENSATION PLAN

WHEREAS, Danversbank (the “Bank”), a Massachusetts community bank, has adopted the Danversbank Deferred Compensation Plan, as amended and restated as of January 1 , 2005 (the “Plan”); and

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Bank desires to amend the Plan to prohibit deferrals of compensation under the Plan after December 31, 2008 and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, the Bank, intending to be legally bound, hereby makes the following amendments to the Plan:

1.             Section 1 of the Plan is hereby amended by adding the following immediately prior to the period at the end thereof:

“, provided that participation in the Plan shall be frozen to new Participants as of December 31, 2008”

2.             Section 2 of the Plan is hereby amended by inserting the following sentence to the end thereof:

“Notwithstanding the foregoing, no Participant shall be permitted to defer the receipt of his vested shares from the Phantom Stock Plan or the receipt of any performance-based cash bonus hereunder after December 31, 2008 and no deferral election hereunder may be made by any Participant (x) after December 31, 2008 or (y) with respect to any compensation earned following December 31, 2008.”

3.             Section 5 of the Plan is hereby amended by inserting the following to the end thereof:

“Distributions payable hereunder upon a Participant’s termination of employment, shall only be payable upon the Participant’s ‘separation from service.’  The term ‘separation from service’ shall mean the Participant’s ‘separation from service’ from the Bank, an affiliate of the Bank or a successor entity within the meaning set forth in Section 409A of the Code, determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).”

4.             Section 12 of the Agreement is hereby amended by inserting the following to the end thereof:

“The Bank makes no representation or warranty and shall have no liability to any Participant or any other person if any provisions of this Plan or any deferral election made hereunder are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.”

5.             All other provisions of the Plan shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Plan except to the extent specifically provided for herein.

6.             The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be duly executed by its officers thereunto authorized on the day and year first above written.

DANVERSBANK

By:
Name:
Title:

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